Exhibit 8.1

EX-8.1 OPINION OF O’MELVENY & MEYERS LLP

August 21, 2013

Montage Technology Group Limited

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

Re:	Ordinary Shares of Montage Technology Group Limited (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to the Company, a Cayman Islands company, in connection with the filing of a Registration Statement on Form S-1 (the “S-1 Registration Statement”) with the Securities and Exchange Commission on August 21, 2013 (File No. 333-            ), for registration under the Securities Act of 1933, as amended (the “Act”), of ordinary shares of the Company, par value US$0.005 per share, in an initial public offering. You have requested our opinion concerning statements in the “Taxation — United States Federal Income Taxation” section of the S-1 Registration Statement.

In our capacity as counsel to the Company, we have examined originals or copies of those corporate and other documents we considered appropriate, including the S-1 Registration Statement and the forms of agreements attached as exhibits thereto and such other records, documents, certificates or other instruments, and other written factual representations provided by the Company for us to rely on, as in our judgment were necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that the transactions described in the S-1 Registration Statement and the forms of agreements attached as exhibits thereto will be performed in the manner described therein. We have not made an independent investigation of documents submitted or facts represented to us.

On the basis of the foregoing and our consideration of those questions of law we considered relevant, and subject to the limitations, qualifications, and assumptions set forth in this opinion, we confirm that the discussion in the “Taxation — United States Federal Income Taxation” section of the S-1 Registration Statement, to the extent that it constitutes matters of U.S. federal income tax law or legal conclusions relating to the U.S. federal income tax laws of the United States and subject to the qualifications therein, represents our opinion.

Our opinion is based on the existing provisions of the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder (both final and proposed) and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. We express no opinion with respect to other U.S. federal laws, the laws of any state, the laws of any foreign country or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein. Our opinion is rendered to the Company as of the date of this letter and we undertake no obligation to update it subsequent to the date of this letter. Any changes or differences in the facts from those disclosed in the S-1 Registration Statement will affect our opinion.

August 21, 2013 - Page 2

The above opinion is provided to the Company for the Company’s use in connection with the transactions that are the subject of the “Taxation — United States Federal Income Taxation” section of the S-1 Registration Statement.

We consent to the Company’s use of this opinion as an Exhibit to the S-1 Registration Statement, to the Company’s reference to our name in the “Taxation” and “Legal Matters” sections of the S-1 Registration Statement and to the discussion of this opinion in the prospectus included in the S-1 Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP